Exhibit 1

Westpac GROUP

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

04 December 2024

Westpac Sustainability Update

Westpac Banking Corporation ("Westpac") today provides the attached Westpac Sustainability update.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Justin McCarthy
General Manager, Investor Relations
0422 800 321

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

4 DECEMBER 2024 Westpac Banking Corporation ABN 33 007 457 141 MARKET UPDATE SUSTAINABILITY

SUSTAINABILITY MARKET UPDATE - AGENDA 2 Westpac December 2024 Sustainability Update SUSTAINABILITY 1 STRATEGY PROGRESS MICHAEL CHEN Acting Chief Sustainability Officer CUSTOMER 2 TRANSITION ALASTAIR WELSH Managing Director, Corporate & Institutional Bank CUSTOMER 3 VULNERABILITY LISA POGONOSKI General Manager, Customer Solutions SUSTAINABILITY 4 REPORTING ANDREW BOWDEN ESG Disclosure and Reporting Officer

MICHAEL CHEN ACTING CHIEF SUSTAINABILITY OFFICER

FY24 HIGHLIGHTS 1 Westpac joined the Net-Zero Banking Alliance (NZBA) in 2022. 13 targets set for all 9 emissions-intensive sectors required under our NZBA commitment1 $28.7bn in sustainable finance lending $13.7bn in bond facilitation since the start of FY22 92% of shareholder votes cast were in favour of our Climate Change Position Statement Released our 2nd Climate Report 75% of customer hardship support packages required just 3 months support Engaged more than 150 institutional customers on their climate transition plans 4 Westpac December 2024 Sustainability Update

SUSTAINABILITY STRATEGY [1,2]

OUR PURPOSE	Creating better futures together					
PILLAR	Customer	Easy	Expert		Advocate	
THEMES	Support in good times and bad	Simpler, safer bank	Action on climate and nature		Equitable and inclusive society	
OBJECTIVES	1 Enhance financial inclusion and equality	2 Strengthen data security and protection	3 Become a net-zero, climate resilient bank	4 Become a nature positive bank	5 Respect and advance human rights	6 Enable diversity and inclusion
FOUNDATIONS	Robust environment and social risk management		Reliable data and reporting		Integration and organisational capability build	

1 This presentation contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer at the back of this presentation. Further details on our commitments, targets and other supporting information is contained in our 2024 Annual Report, Climate Report and Sustainability Index and Datasheet. 2 See our website for more information on our sustainability strategy: www.westpac.com.au/about-westpac/sustainability/our-strategy/

5 Westpac December 2024 Sustainability Update

Refer to the Climate Methodologies Supplement on our website for information about the methodologies used to estimate our operational and Group-financed emissions. UNDERSTANDING OUR CARBON FOOTPRINT Westpac December 2024 Sustainability Update SCOPE 1: Direct emissions from controlled facilities, including fleet fuels, refrigerants, gas, diesel, LPG. <0.1 SCOPE 3 FINANCED EMISSIONS: Indirect emissions related to our lending. Share of customers’ scope 1 & 2 emissions. >99 SCOPE 2: Indirect emissions (market-based) from the generation of energy we have purchased, including purchased electricity. <0.1 SCOPE 3 UPSTREAM EMISSIONS: Indirect emissions related to selected sources from our operations and supply chain. <0.5 % of TOTAL 6

Made progress against our 2030 NZBA targets FY24 Scope 1 and 2 emissions down 86% from 2021 baseline Delivering on the three elements of our Climate Action Plan NET-ZERO, CLIMATE RESILIENT OPERATIONS COLLABORATE FOR IMPACT ON INITIATIVES TOWARDS NET-ZERO AND CLIMATE RESILIENCE SUPPORTING CUSTOMERS’ TRANSITION TO NET-ZERO AND TO BUILD THEIR CLIMATE RESILIENCE OUR AMBITION: TO BECOME A NET-ZERO, CLIMATE RESILIENT BANK OUR ACTION AREAS 7 Westpac December 2024 Sustainability Update This page contains ‘forward-looking statements’ and statements of expectation. Please refer to the disclaimer on page 30. BECOMING A NET-ZERO, CLIMATE RESILIENT BANK

Conducting portfolio-level assessments Identifying customer asset location to establish a baseline of our nature footprint Assessing physical risks Better understanding the interactions between our customers’ operations and nature Targeted engagement with customers Engaging customers on their approach to nature-related risks and opportunities BUILDING OUR UNDERSTANDING OF DEPENDENCIES, IMPACTS, RISKS AND OPPORTUNITIES CASE STUDY – GEOSPATIAL CAPABILITIES 8 Westpac December 2024 Sustainability Update Map showing beef grazing customer and native forest intersection, Queensland, Australia Map showing Australian Commercial Real Estate assets APPROACH TO NATURE

Enhanced ESG tools led to 164 customer escalations for further review on human rights and modern slavery risks Worked with suppliers to close >100 priority action plans addressing potential gaps in their modern slavery approaches 9 Westpac December 2024 Sustainability Update Provided $77m in funding to child safeguarding organisations since 2020 Funding for Wiradjuri Condobolin Corporation to hold weekly workshops for children to engage with their community and share their culture through storytelling and dance. As a lender to businesses As a lender to individuals As a purchaser of goods and services OUR ROLE AS A BANK BETTER UNDERSTANDING OUR HUMAN RIGHTS RISKS AND ENHANCING DUE DILIGENCE RESPECTING AND ADVANCING HUMAN RIGHTS

ALASTAIR WELSH MANAGING DIRECTOR, CORPORATE AND INSTITUTIONAL BANKING

SUPPORTING CUSTOMERS' TRANSITION TO A LOW-EMISSIONS ECONOMY

KEY COMPONENTS OF ASSESSMENT FRAMEWORK

ELEMENTS	AREAS OF DISCLOSURE
Foundations	Risks and opportunities arising from the transition to a low-emissions economy
Implementation strategy	Business strategy, commitments to emissions reduction initiatives and capital allocation
Engagement strategy	Engagement with value chain to target Scope 3 emissions reduction
Metrics	Emissions reduction targets, use of offsets and reporting
Governance	Board oversight of climate related issues including links to remuneration

TRANSITION PLANS ASSESSED BY SECTOR



24%
22%
14%
12%
10%
9%
6%
3%
150+
CUSTOMERS
ENGAGED
Energy
Manufacturing
Property, construction & health
Mining & metals
Transport
Utilities & infrastructure
Agriculture
Consumer & retail

Developing banker skills to provide insights on transition best practice, climate strategy and ESG trends.

11 Westpac December 2024 Sustainability Update

• Grid decarbonisation uncertainties • Electrification dependent on grid capacity • Policy settings • Supply of low carbon power purchasing agreement (PPA) • Availability of low carbon fuels • 84% have public climate transition plan • Majority without transition plans were private companies • 92% have interim scope 1 and 2 targets • 66% have long term scope 1 and 2 targets Westpac December 2024 Sustainability Update CUSTOMER CLIMATE TRANSITION PLAN ASSESSMENTS 12 FINDINGS FROM 150 CUSTOMER ASSESSMENTS CHALLENGES CITED IN SETTING OR ACHIEVING TARGETS 2030 INTERIM TARGETS 2050 LONG TERM TARGETS 52 41 8 % of customer with interim scope 1 and 2 targets Temperature aligned1 No specified temperature alignment No targets 25 15 60 % of customer with interim scope 3 targets 38 28 22 12 % of customer with long term net zero targets Temperature aligned1 No specified temperature alignment No targets Scope 1 & 2, by 2050 Scope 1, 2 & 3, by 2050 (or sooner) Ambition, aim or support No disclosure or commitment 1 Based on customer claim.

OBSERVATIONS ENERGY TRANSITION A STRATEGIC IMPERATIVE NEED A RELIABLE, AFFORDABLE ENERGY SUPPLY ENGAGEMENT AT SENIOR LEVELS OF BUSINESS ENERGY EFFICIENCY MAKES GOOD BUSINESS SENSE 13 Westpac December 2024 Sustainability Update

LISA POGONOSKI GENERAL MANAGER, CUSTOMER SOLUTIONS

• Support provided through COVID, floods, bushfires, and cost of living pressures • Current number of calls to Customer Assist is lower than pre-COVID Pre-COVID normal Bush fires COVID peak period Floods COVID Delta & Omicron Cost of living and higher interest rates CALLS TO CUSTOMER ASSIST SINCE SEPT 2019 (# MONTHLY) 0 20,000 40,000 60,000 80,000 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Sep-22 Mar-23 Sep-23 Mar-24 Sep-24 Westpac December 2024 Sustainability Update SUPPORTING CUSTOMERS IN MOMENTS THAT MATTER 15

No matter the circumstances, Customer Assist has a solution to help customers navigate life’s challenges and regain financial stability. Westpac December 2024 Sustainability Update CUSTOMER ASSIST SOLUTIONS Pathway program Debt waiver Term extension Shortfall settlements Immediate vouchers for everyday expenses Supported Self-sale Interest rate reduction Debt reduction Payment arrangements Nil / Reduced payments Reconnect with purpose Relocation assistance Voluntary Surrender Referral out Outreach CUSTOMER ASSIST SOLUTION SUITE 16 Our most used solutions Recently introduced solutions in response to cost-of-living pressures

Westpac December 2024 Sustainability Update EMBEDDING SAFETY BY DESIGN eLearning Module Videos of vulnerable customers’ lived-experience PUTTING SAFETY BY DESIGN INTO PRACTICE • Stopping abuse in transactions: preventing inappropriate language in payment descriptions. Proactively contacting perpetrators, sometimes reporting them to law enforcement. • Parental controls and child education: adding push notifications, online payment restrictions and daily payment limits for under 14 year olds on youth accounts. • Power of attorney account monitoring: flagging unusual transactions from accounts so our specialist teams can step in and support 2024 Shared with industry for free use 2023 Staff training implemented Terms and Conditions updated 2022 Customer research undertaken Comprehensive customer vulnerability personas 17 Industry-first toolkit launched and shared with peers to help prevent financial abuse and build a safer online environment

Westpac December 2024 Sustainability Update Alerts customers when there is a potential account name mismatch when they’re adding a new payee using a BSB and account number 18 WESTPAC VERIFY IN ACTION – EMAIL HACK SCAM STOPPED Westpac’s systems and processes may not always be 100% effective and are subject to risks and other factors including those described in ‘Risk Management’ in the 2024 Annual Report and 2024 Risk Factors. 1 Since launching in Jun-24 to Sep-24 $1.7M in customer scam losses1 averted via Verify checks House deposit payment details received in email from real estate agent Logged into online banking to make the payment Verify name mismatch notification Didn’t make payment Real estate agent email had been hacked SCAM VOLUMES REMAIN A CONCERN, OUR PRIORITY IS PROTECTING CUSTOMERS

SCAM VOLUMES REMAIN A CONCERN, OUR PRIORITY IS PROTECTING CUSTOMERS

WESTPAC SAFERPAY

Presents customers with a series of questions in instances where a payment is considered a high risk of being a scam.

Places suspicious payments on hold for 24 hours while our team investigates.


9:41
Rejected
9:41
Paid
We've paid $1,000.00 to John Smith.
They should have this Osko payment within a minute!
Payment details 1233456

IN ACTION – INVESTMENT SCAM STOPPED

Retired couple research investment opportunities and found an online investment company promoting 10% annual returns

↓

Couple transfer $350,000 to company

↓

SaferPay put money on hold for 24 hours

↓

Fraud team spoke with customer

↓

Payment reversed and scam reported to Police

$150M

in payments abandoned due to Saferpay alerts[1]

Westpac's systems and processes may not always be 100% effective and are subject to risks and other factors including those described in 'Risk Management' in the 2024 Annual Report and 2024 Risk Factors.

1 Since launching in Mar-24 to Sep-24

19 Westpac December 2024 Sustainability Update

Westpac December 2024 Sustainability Update Provides customers with calls via the app that are Westpac branded, verified by Optus and displays a reason for the call SUCCESSFUL PILOT COMPLETED Roll out commences Jan-25 • (customer case study) 20 WESTPAC SAFECALL IN ACTION – STOPPING BANK IMPERSONATION SCAMS Westpac’s systems and processes may not always be 100% effective and are subject to risks and other factors including those described in ‘Risk Management’ in the 2024 Annual Report and 2024 Risk Factors. Call to customer from an unknown number Caller was a scammer Customer tricked into downloading remote access software Scammer withdrew nearly $5,000 from the customer’s account Safecall will allow customer to trust that calls from the banking app are from Westpac SCAM VOLUMES REMAIN A CONCERN, OUR PRIORITY IS PROTECTING CUSTOMERS

ANDREW BOWDEN ESG DISCLOSURE & REPORTING OFFICER

22 Westpac December 2024 Sustainability Update CLIMATE-RELATED REPORTING – FOR WESTPAC INTERNATIONAL SUSTAINABILITY STANDARDS BOARD (ISSB) IFRS S1 – Sustainability-related standards IFRS S2 – Climate-Related disclosures Australia AASB S2 US SEC CDR Aotearoa New Zealand Climate Standards Europe FY29 FY26? FY24 FY26 APPLIES TO WESTPAC FROM Dissolved 2023

PROGRESS ON CLIMATE-RELATED REPORTING 23 Westpac December 2024 Sustainability Update GOVERNANCE STRATEGY RISK MANAGEMENT METRICS & TARGETS 53 63 54 18 34 28 11 37 38 34 55 Average for all companies 38% 50% (self assessed) ALIGNMENT TO TCFD THEMES FOR >3000 COMPANIES GLOBALLY1 (2023%) 2023 ALIGNMENT 1. Progress on Corporate Climate-related Disclosures-2024 Report, IFRS Foundation, November 2024 Board oversight Management's role Risks and opportunities Impact of risks/opportunities Resilience of strategy Risk identification/ assessment Risk management process Integration into risk mgt Climate-related metrics GHG emissions Targets

AASB S2 EXPANDS ON THE TCFD RECOMMENDATIONS 24 Westpac December 2024 Sustainability Update • Useful for primary users of general purpose financial reports • Climate-related risks/opportunities reasonably affecting prospects • Strategic and financial impacts over time horizons • Requires a new Sustainability Report • Disclosing forward-looking information • Not sector specific • Mandatory assurance requirements AASB S2 ADDITIONS OTHER FEATURES STRATEGY • Climate resilience • Scenario analysis • Company circumstances • Transition plan details GOVERNANCE • Flow of climate-related information to management and board RISK MANAGEMENT • Explain how risks and opportunities are identified and managed METRICS & TARGETS • Detail on emissions and carbon credits • Basis for setting targets • Mandatory financed emissions

THE WORK AHEAD

ASSESSED ALIGNMENT WITH AASB S2 (%)[1]



Reported
Part reported
Yet to report
% OF CLAUSES REPORTED
42
46
12

MAJOR AREAS FOR COMPLIANCE BY FY26

- Integrating scenario analysis into strategy, financial and resilience assessments
- Expanding reporting over the short, medium and long-term time horizons
- Refining reporting of all scope 3 emissions
- Lifting governance and processes around disclosure

IMPLICATIONS FOR INVESTORS

- Outcomes of scenario analysis will create new insights in understanding climate impacts
- Ability to incorporate financial and strategic impacts into valuation models
- Lack of precedents will see variability across companies, and over time

1 Alignment estimated by Westpac by disaggregating each standard and its component parts. Estimate does not consider clauses requiring no action (such as objectives) requirements in the Appendix.

25 Westpac December 2024 Sustainability Update

APPENDIX

MAJOR POSITIONS AND PARTNERSHIPS

Principles for Responsible Banking Signatory	Industry-led UN- convened Net-Zero Banking Alliance Member, principals and steering groups (NZBA governance bodies)	UN Sustainable Development Goals CEO Statement of Commitment	Paris Climate Agreement Supporter	The Valuable 500 Signatory	The Equator Principles Founding Adopter, First Australian Bank
UN Environment Programme Finance Initiative Founding Member (1991) Banking Board Co-Chair	IFRS S2 Sustainability Disclosure Standard (Climate-related Disclosures) Alignment	Taskforce on Nature-related Financial Disclosures Forum member	Green Building Council of Australia Member	Supply Nation (for Indigenous owned businesses) Founding Member	RE100, an initiative of The Climate Group in partnership with CDP Member
UN Global Compact Signatory (2002), Global Compact Network Australia Founding Member	WeConnect International (for women owned businesses) Member	Global Reporting Initiative Alignment	Toitū net carbonzero certified (New Zealand)	Climate Bonds Initiative Partner	Carbon Markets Institute Corporate Member
Social Traders (for certified social enterprises) Member	Australian Sustainable Finance Institute Founding Member	Sustainability Accounting Standards Board Alignment	Climate Active Certification (Australia) (previously NCOS)		

27 Westpac December 2024 Sustainability Update

SUSTAINABILITY AND CLIMATE STRATEGY

SUSTAINABILITY

OUR PURPOSE	Creating better futures together					
PILLAR	Customer	Easy	Expert		Advocate	
THEMES	Support in good times and bad	Simpler, safer bank	Action on climate and nature		Equitable and inclusive society	
OBJECTIVES	1 Enhance financial inclusion and equality	2 Strengthen data security and protection	3 Become a net-zero, climate resilient bank	4 Become a nature positive bank	5 Respect and advance human rights	6 Enable diversity and inclusion

THREE AREAS OF CLIMATE ACTION	Net-zero, climate resilient operations	Supporting customer's transition to net-zero and to build their climate resilience	Collaborate for impact on initiatives towards net-zero and climate resilience

2024 Annual Report


2024
ANNUAL
REPORT

2024 Climate Report


CLIMATE
REPORT

2024 Sustainability Index and Datasheet


Westpac GROUP
2024 Sustainability Index and Datasheet

Human Rights Position Statement and Action Plan


Westpac
Human Rights
Position Statement
and Action Plan

Other sustainability positions and disclosures include
Modern Slavery Statement
2023 Natural Capital Position Statement
New Zealand – Sustainability and Climate Reports
Sustainable Finance Framework
2024 Climate Methodologies Supplement

These sustainability pages contain 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer at the back of this pack. Details on our commitments, targets and other supporting information is in our 2024 Annual Report, Climate Report and Sustainability Index and Datasheet. See website for more information on our sustainability strategy

28 Westpac December 2024 Sustainability Update

Reports available at westpac.com.au/sustainability

INVESTOR RELATIONS TEAM – CONTACT US CONTACT US INVESTOR RELATIONS CONTACT SHARE REGISTRY CONTACT For all shareholding enquiries relating to: • Address details and communication preferences • Updating bank account details, and participation in the dividend reinvestment plan For all matters relating to Westpac’s strategy, performance and results 1800 804 255 westpac@linkmarketservices.com.au investorcentre.linkmarketservices.com.au +61 2 9178 2977 investorrelations@westpac.com.au westpac.com.au/investorcentre Lucy Graham Head of Corporate Reporting and ESG Catherine Garcia Head of Investor Relations, Institutional Arthur Petratos Manager, Shareholder Services Ethan Harry Graduate, Investor Relations Jacqueline Boddy Head of Debt Investor Relations Justin McCarthy General Manager, Investor Relations James Wibberley Manager, Investor Relations Nathan Fontyne Senior Analyst, Investor Relations 29 Westpac December 2024 Sustainability Update

DISCLAIMER The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition, capital adequacy, liquidity and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘indicative’, ‘risk’, ‘aim’, ‘outlook’, ‘forecast’, ‘f’cast’, ‘f’, ‘assumption’, ‘projection’, ‘target’, ‘goal’, ‘guidance’, ‘ambition’, ‘objective’ or other similar words to identify forward-looking statements, or otherwise identify forward-looking statements. These forward-looking statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s expectations or beliefs concerning future developments and their potential effect upon us. Forward-looking statements may also be made, verbally or in writing, by members of Westpac’s management or Board in connection with this presentation. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this presentation. There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors including, but not limited to, those described in the sections titled ‘Our Operating Environment’ and ‘Risk Management' in our 2024 Annual Report, as well as the document titled ‘2024 Risk Factors’ (each available at www.westpac.com.au). When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. Except as required by law, we assume no obligation to revise or update any forward-looking statements contained in this presentation, whether from new information, future events, conditions or otherwise, after the date of this presentation. We also make statements about our processes and policies (including what they are designed to do) as well as the availability of our systems or product features. Systems, processes and product features can be subject to disruption, and may not always work as intended, so these statements are limited by the factors described in the section titled ‘Risk Management’ in our 2024 Annual Report, as well as the Risk Factors document. Further important information regarding climate change and sustainability-related statements This presentation contains forward-looking statements and other representations relating to environment, social and governance (ESG) topics, including but not limited to climate change, net-zero, climate resilience, natural capital, emissions intensity, human rights and other sustainability related statements, commitments, targets, projections, scenarios, risk and opportunity assessments, pathways, forecasts, estimated projections and other proxy data. These are subject to known and unknown risks, and there are significant uncertainties, limitations, risks and assumptions in the metrics and modelling on which these statements rely. In particular, the metrics, methodologies and data relating to climate and sustainability are rapidly evolving and maturing, including variations in approaches and common standards in estimating and calculating emissions, and uncertainty around future climate and sustainability related policy and legislation. There are inherent limits in the current scientific understanding of climate change and its impacts. Some material contained in this presentation may include information including, without limitation, methodologies, modelling, scenarios, reports, benchmarks, tools and data, derived from publicly available or government or industry sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of such information. There is a risk that the estimates, judgements, assumptions, views, models, scenarios or projections used by Westpac may turn out to be incorrect. These risks may cause actual outcomes, including the ability to meet commitments and targets, to differ materially from those expressed or implied in this presentation. The climate and sustainability related forward-looking statements made in this presentation are not guarantees or predictions of future performance and Westpac gives no representation, warranty or assurance (including as to the quality, accuracy or completeness of these statements), nor guarantee that the occurrence of the events expressed or implied in any forward-looking statement will occur. There are usually differences between forecast and actual results because events and actual circumstances frequently do not occur as forecast and these differences may be material. Westpac will continue to review and develop its approach to ESG as this subject area matures DISCLAIMER 30 Westpac December 2024 Sustainability Update